Exhibit 99
                             Selected Information
                    Relating to Series 1992-1 Certificates,
            Series 1992-2 Certificates, Series 1994-1 Certificates,
            Series 1995-1 Certificates, Series 1996-1 Certificates
             and Series 1996-2 Certificates from January 1, 1996
                             through September 30, 1996
                    ----------------------------------------

           Series 1992-1    Series 1992-2    Series 1994-1    Series 1995-1
           6 7/8% Auto      7 3/8% Auto      Floating Rate    6.50% Auto
           Loan Asset       Loan Asset       Loan Asset       Loan Asset
           Backed           Backed           Backed           Backed
           Certificates     Certificates     Certificates     Certificates
           ------------     ------------     ------------     ------------





Interest
Paid       $ 45,833,333.36  $ 38,718,749.97  $ 43,809,693.34  $ 48,861,111.60

Servicing
Fee Paid   $  7,499,999.97  $  5,249,999.97  $  7,499,999.97  $  7,499,999.97





           Series 1996-1    Series 1996-2
           5.50% Auto       Floating Rate
           Loan Asset       Loan Asset
           Backed           Backed
           Certificates     Certificates
           ------------     ------------

Interest   $ 28,477,777.79  $ 34,900,266.66
Paid

Servicing  $  5,200,000.01  $  6,240,000.00
Fee Paid






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